Exhibit 99.2


                      Park City Group, Inc. & Subsidiaries
                            Certification Pursuant To
                 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Park City Group, Inc. and Subsidiaries (the "Company") on form 10-Q for the three months ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward C. Dmytryk, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: May 20, 2003

/s/ Edward C. Dmytryk
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Director and Chief Financial Officer